UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 4, 2010, the Board of Directors approved the following changes regarding our executive officers, all of which were effective immediately:

(1)	Brett White, our Chief Executive Officer, relinquished the title of President of the Company in connection with the appointment of Robert E. Sulentic as described below. Mr. White will continue to serve as our Chief Executive Officer. Mr. White became our Chief Executive Officer on June 2, 2005, and has served as the Company’s President and member of the Board of Directors since September 2001. He was Chairman of the Americas of CB Richard Ellis Services from May 1999 to September 2001 and was its President of Brokerage Services from August 1997 to May 1999. Previously, he was its Executive Vice President from March 1994 to July 1997 and Managing Officer of its Newport Beach, California office from May 1993 to March 1994. Mr. White is a member of the board of directors of Edison International. He holds a B.A. degree from the University of California, Santa Barbara.

(2)	Robert E. Sulentic was appointed President of the Company and relinquished the title of Chief Financial Officer. Mr. Sulentic previously served as our Chief Financial Officer and Group President—Development Services from March 3, 2009. He became Group President on July 20, 2009. Prior to that, Mr. Sulentic served as our Group President—Development Services, Asia Pacific and Europe, Middle East and Africa, and had been a member of the Company’s Board of Directors since December 2006. Previously, he was a director of Trammell Crow Company from December 1997 through December 2006 and served as its Board Chairman from May 2002 through December 2006. Mr. Sulentic was President and Chief Executive Officer of Trammell Crow Company from October 2000 through December 2006 and prior to that served as its Executive Vice President and Chief Financial Officer from September 1998 to October 2000. Mr. Sulentic is also a member of the board of directors of Staples, Inc. He holds a B.A. degree from Iowa State University and an M.B.A. from Harvard Business School.

Mr. Sulentic received an increase of $100,000 to each of his annual base salary, annual performance award target and annual equity grant in connection with his promotion. The base salary adjustment was subject to the across-the-board salary reduction taken by our U.S. executive officers in 2009 as described below under “2010 Annual Base Salaries”.

(3)	Gil Borok was appointed Chief Financial Officer of the Company. He replaces Robert E. Sulentic, who relinquished the role to focus full time on his duties as Company President. In connection with his appointment, Mr. Borok will no longer serve as Chief Accounting Officer. Mr. Borok previously served as our Chief Financial Officer—Americas since March 2009 and our Executive Vice President and Chief Accounting Officer since January 2007. He also served as our Interim Chief Financial Officer from December 2008 to March 2009 and our Executive Vice President and Global Controller since October 2002. Prior to that, he was Corporate Controller of Dole Food Company, Inc. from August 1999 to October 2002. Mr. Borok is a certified public accountant and holds a B.A. degree from the University of Pittsburgh and an M.B.A. from the Anderson School at the University of California, Los Angeles. Mr. Borok’s compensation will not change as a result of this promotion.

(4)	Calvin W. Frese, Jr. was appointed the Company’s President—Global Services. Mr. Frese has been our Global Chief Operating Officer since January 22, 2009. He served as President of our Americas business from January 2005 until August 2009. Mr. Frese previously served as our Chief Operating Officer of the Americas beginning in 2001, and prior to that as our Executive Managing Director of the Central Region from 1998 to 2001. Mr. Frese holds a B.A. degree from Trinity College and an M.S. degree in Accounting from the New York University, Leonard N. Stern School of Business. Mr. Frese’s compensation will not change as a result of his promotion.

(5)	Arlin E. Gaffner was appointed Chief Accounting Officer of the Company. Mr. Gaffner has served as Chief Financial Officer of Trammell Crow Company, which operates our Development Services business, since our acquisition of the Trammell Crow Company in December 2006. Prior to that, he was the Chief Accounting Officer of the Trammell Crow Company from January 2002 until December 2006. Mr. Gaffner is a certified public accountant and holds a B.S. degree from Oral Roberts University.

Mr. Gaffner’s annual base salary has been set at $265,000, but reduced to $251,500 based on the across-the-board salary reduction taken by our U.S. executive officers in 2009. Mr. Gaffner’s salary will be restored on June 27, 2010 to $265,000. His annual performance award for 2010 will be $100,000, which is set at 75% of the normal amount in accordance with our other executive officers, as described below in “2010 Annual Performance Awards”.

(e) On March 4, 2010, the Company’s Compensation Committee of the Board of Directors took the following actions with respect to 2010 performance award targets, 2010 base salary changes, and a retention award for our Chief Executive Officer:

2010 Performance Award Targets:

The Compensation Committee approved performance award target amounts for each of the Company’s executive officers for 2010. The target amounts reflect 75% of the officers’ normal target amounts. The target amounts for the Chief Executive Officer, Chief Financial Officer and the other executive officers whose compensation was described in the Company’s 2009 Proxy Statement are set forth below:

Name	2010 Bonus Target
Brett White Chief Executive Officer	$1,275,000
Robert E. Sulentic President	$750,000
Calvin W. Frese, Jr. President—Global Services	$675,000
Gil Borok Chief Financial Officer	$225,000
Rob Blain President—Asia Pacific	$390,000

2010 Annual Base Salary Changes:

The Compensation Committee did not modify base salaries for the executive officers, other than increases in connection with the promotion of Mr. Sulentic as noted above. These base salaries reflect the across-the-board salary reductions taken by our U.S. executive officers in 2009. The Compensation Committee approved restoring base salaries to their full amounts on June 27, 2010 when salary reductions for our U.S. based employees expire. The reduced base salaries and restored base salaries are set forth below:

Name	Pre-June 27, 2010 Reduced Base Salary	Post-June 27, 2010 Restored Base salary
Brett White Chief Executive Officer	$765,000	$850,000
Robert E. Sulentic President	$598,000	$700,000
Calvin W. Frese, Jr. President—Global Services	$553,000	$600,000
Gil Borok Chief Financial Officer	$418,000	$450,000
Rob Blain President—Asia Pacific	$481,000	$520,000

The Company intends to provide additional information regarding the compensation awarded to its executive officers for the year ended December 31, 2009 in the proxy statement for the Company’s 2010 annual meeting to be filed on or around April 19, 2010.

CEO Restricted Stock Unit Award:

On March 4, 2010, the Compensation Committee of the Board of Directors granted a special restricted stock unit award to Brett White, the Company’s Chief Executive Officer, pursuant to a Special Retention Award Restricted Stock Unit Agreement. The committee determined that it was in the best interest of the Company and its shareholders to compensate Mr. White in a range between the median and 75th percentile of our designated peer group of similar companies. As a result, the committee, working with its independent compensation consultant, concluded that an adjustment to total direct compensation for Mr. White was appropriate. After a thorough review of available mechanisms and currency for adjustment, the committee determined to effect the entire adjustment in a one-time grant of restricted stock units. Unlike the Company’s traditional management equity grants, which vest ratably on an annual basis, this restricted stock unit award will vest in one vesting after five years. The committee believes that this award accomplishes two goals: first, to adjust Mr. White’s compensation as appropriate for his position; and second, to do so in a manner that aligns Mr. White’s interests with that of our shareholders and provides a significant incentive for him to remain with the Company for at least the next five years.

Pursuant to the grant, Mr. White will receive 552,282 restricted stock units, based on an overall value of $7,500,000 divided by $13.58, which was the closing price of the Company’s common stock on the New York Stock Exchange on March 4, 2010. The award will vest on March 4, 2015. Each unit is convertible into one share of the Company’s common stock, and is subject to the Company’s Second Amended and Restated 2004 Stock Incentive Plan. In the event of Mr. White’s death, disability, retirement, termination without cause or resignation for good reason, he will be entitled to accelerated vesting on a pro rata basis. In the case of retirement, the prorated units will not convert to shares until March 4, 2015. In the event of Mr. White’s termination without cause or resignation for good reason in connection with a change of control of the Company, he will be entitled to accelerated vesting of the entire restricted stock unit award. Mr. White has agreed that following his retirement and until March 4, 2015, he will forfeit his restricted stock units if he:

•	accepts employment with another commercial real estate services company;

•	solicits the Company’s clients or potential clients for the purpose of providing commercial real estate services; or

•	solicits or hires any of the Company’s employees or independent contractors for the purpose of providing commercial real estate services.

Mr. White has also agreed that any disclosure by him of the Company’s confidential information will subject his restricted stock units to forfeiture.

In addition, Mr. White has agreed that the Company may recoup the proceeds of any sale of shares issued upon exercise of his restricted stock units if the Company is required to restate its financial statements in whole or in part as a result of an act of embezzlement, fraud or breach of fiduciary duty by Mr. White. This clawback of proceeds shall apply to any such sale of shares that occurred within 12 months after the financial statements to be restated were first filed with the Securities and Exchange Commission, and it will expire on March 3, 2018, unless the Board has given Mr. White notice that it intends to invoke the provision following a requirement or decision to restate the Company’s financial records.

The above description of the Special Retention Award Restricted Stock Unit Agreement is qualified in its entirety by the Special Retention Award Restricted Stock Unit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Special Retention Award Restricted Stock Unit Agreement, dated March 4, 2010 between CB Richard Ellis Group, Inc. and Brett White

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2010	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer